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                                                                    EXHIBIT 4.9


                              AMENDMENT NUMBER ONE
                                     TO THE
               SUPERIOR TELECOM INC. EMPLOYEE STOCK PURCHASE PLAN
                  (AMENDED AND RESTATED AS OF DECEMBER 1, 1996)


      WHEREAS, Superior TeleCom Inc. (the "Company") maintains the Superior TeleCom Inc. Employee Stock Purchase Plan (Amended and Restated as of December 1, 1996) (the "Plan");

      WHEREAS, pursuant to Section 17 of the Plan, the Company may at any time amend the Plan; and

      WHEREAS, the Company desires to amend the Plan, subject to stockholder approval, effective as of January 1, 2001.

      NOW, THEREFORE, pursuant to Section 17 of the Plan, the Plan is hereby amended, subject to stockholder approval, effective as of January 1, 2001, as follows:

           1. Section 10 of the Plan is amended by deleting "250,000" (which, as adjusted to reflect all adjustments to the shares of the Company's common stock, par value $.01 per share, on or before February 29, 2001, represents 402,344 shares) and substituting "1,000,000" in lieu thereof.